UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 12, 2021, Rare Element Resources Ltd. (the “Company”) issued a press release announcing the commencement of a rights offering of non-transferable subscription rights to holders of record of its common shares as of October 19, 2021 to purchase up to 105,808,445 common shares of the Company. A copy of the press release is filed as Exhibit 99.7 hereto.

In connection with the rights offering, the Company is filing items included as Exhibits 5.1 and 99.1 through 99.6 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-255920), to which the prospectus supplement dated November 12, 2021 relating to the rights offering is a part. The Company expects to use the net proceeds from the rights offering for the permitting, licensing, engineering, construction and operation of a rare earth separation and processing demonstration plant near the Company’s Bear Lodge rare earth elements project and other general corporate purposes, with a portion to be used for the prepayment of outstanding indebtedness.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
5.1	Opinion of Fasken Martineau DuMoulin LLP

99.1	Form of Subscription Rights Certificate

99.2	Form of letter to shareholders who are record holders

99.3	Form of letter to shareholders who are beneficial holders

99.4	Form of letter to clients of shareholders who are beneficial holders

99.5	Form of Nominee Holder Certification Form

99.6	Form of Beneficial Owner Election Form

99.7	Press release, dated as of November 12, 2021

104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2021

RARE ELEMENT RESOURCES LTD.

By:	/s/ Randall J. Scott
Name: Randall J. Scott
Title: President and Chief Executive Officer